Agreement and Plan of Reorganization

between

Timeshare Holdings, Inc.
and
Timeshareloans.com, Inc.

Table of Contents

AGREEMENT AND PLAN OF REORGANIZATION
ARTICLE 1
THE ACQUISITION
ARTICLE 2
THE CLOSING
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF T HOLDINGS
T HOLDINGS hereby represents and warrants to TIMESHARE as follows:
T HOLDINGS shall deliver to TIMESHARE, on or before Closing, each of the following:
Organization, Standing and Power
Qualification
Capitalization of T HOLDINGS
Authority
Absence of Undisclosed Liabilities
Absence of Changes
Tax Matters
Options, Warrants, Etc.
Title to Assets
Agreements in Force and Effect
Legal Proceedings, Etc.
Governmental Regulation
Brokers and Finders
Accuracy of Information
Subsidiaries
Consents
Improper Payments
Copies of Documents
Valid Issuance of Securities
Related Party Transactions
Foreign Assets Control Regulations
Private Offering by T HOLDINGS
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF TIMESHARE :

TIMESHARE and where applicable, each shareholder of TIMESHARE who executes this Agreement, hereby represents and warrants to T HOLDINGS as follows:
Organization, Standing and Power
Qualification
Capitalization of TIMESHARE
Authority
Absence of Undisclosed Liabilities
Absence of Changes
Tax Matters
Options, Warrants, etc.
Title to Assets
Agreements in Force and Effect
Legal Proceedings, Etc.
Governmental Regulation
Broker and Finders
Accuracy of Information
Subsidiaries
Consents
Improper Payments
Copies of Documents
Investment Intent of Shareholders
ARTICLE 5
CONDUCT AND TRANSACTIONS PRIOR TO THE EFFECTIVE TIME OF THE ACQUISITION
Conduct and Transactions of T HOLDINGS.
Conduct and Transactions of TIMESHARE.
ARTICLE 6
RIGHTS OF INSPECTION
ARTICLE 7
CONDITIONS TO CLOSING
Representations and Warranties
Performance of Obligations
Corporate Action
Consents
Financial Statements
Statutory Requirements
Governmental Approval
Changes in Financial Condition of T HOLDINGS
Absence of Pending Litigation
Authorization for Issuance of Stock
CONDITIONS TO OBLIGATIONS OF T HOLDINGS
Representations and Warranties
Performance of Obligation
Corporate Action
Consents
Financial Statements
Statutory Requirements
Governmental Approval
Employment Agreements
Changes in Financial Condition of TIMESHARE

Absence of Pending Litigation
Shareholder Approval
ARTICLE 8
MATTERS SUBSEQUENT TO CLOSING
Covenant of Further Assurance
ARTICLE 9
NATURE AND SURVIVAL OF REPRESENTATIONS
ARTICLE 10
TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION
Termination
TERMINATION OF OBLIGATIONS AND WAIVER OF CONDITIONS; PAYMENT OF EXPENSES
ARTICLE 11
EXCHANGE OF SHARES; FRACTIONAL SHARES
Exchange of Shares
Restrictions on Shares Issued to Shareholders
ARTICLE 12
MISCELLANEOUS
Construction
Notices
Amendment and Waiver
Remedies not Exclusive
Counterparts
Benefit
Entire Agreement
Expenses
Captions and Section Headings
EXHIBIT A: SHAREHOLDER DATA AND ACKNOWLEDGMENTS OF T HOLDINGS SHAREHOLDERS
EXHIBIT B: SUBSCRIPTION AGREEMENT

EXHIBIT C: ESCROW AGREEMENT

  AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (“the Agreement”), dated as of the 9th day of March 2007, is by and between Timeshare Holdings, Inc., a Nevada corporation (“T HOLDINGS “) with its principal offices and place of business at 2350 South Jones Blvd., Suite 101, Las Vegas, Nevada 89146 and Timeshareloans.com, Inc. (“TIMESHARE“) with its principal offices and place of business at 2350 South Jones Blvd., Las Vegas, Nevada 89146.

Recitals:
1.
T HOLDINGS is a Nevada corporation organized on January 30, 2007 under the laws of the Nevada, has authorized capital stock of 370,000,000 common shares and 30,000,000 preferred shares, US$.001 par value, of which 30,000,000 common shares, are issued and outstanding;

2.
TIMESHARE is a corporation organized under the laws of the Nevada on July 12, 2005 and has authorized capital stock of 2,000,000 common shares, US$.001 par value, of which 2,000,000 shares are issued and outstanding.

3.
The respective Shareholders and Boards of Directors of T HOLDINGS and TIMESHARE have deemed it advisable and in the best interests of T HOLDINGS and TIMESHARE that TIMESHARE be acquired by T HOLDINGS, pursuant to the terms and conditions set forth in this Agreement;

4.
T HOLDINGS and TIMESHARE propose to enter into this Agreement which provides among other things that 100% of the outstanding shares of TIMESHARE be acquired by T HOLDINGS, in exchange for 100% shares of T HOLDINGS and such additional items as more fully described in the Agreement; and

5.	The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1968, as amended.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  ARTICLE 1

  The Acquisition

At the Closing, 2,000,000 common shares of TIMESHARE, which represent 100% of the outstanding shares of TIMESHARE, shall be acquired by T HOLDINGS in exchange for 30,000,000 restricted common shares of T HOLDINGS (the “Shares”). The Shares of TIMESHARE to be exchanged and the Shares of T HOLDINGS to be issued in this transaction shall be exchanged and issued (as set forth in Exhibit A) to this Agreement which number of Shares are incorporated herein by reference.

At the Closing, the TIMESHARE shareholders listed in Exhibit “A” will deliver certificates for the shares of TIMESHARE listed in Exhibit A, duly endorsed so as to make T HOLDINGS the sole holder thereof, free and clear of all claims and encumbrances and T HOLDINGS shall deliver a transmittal letter directed to the transfer agent of T HOLDINGS being OTC Stock Transfer of Salt Lake City, Utah directing the issuance of the Shares to the shareholders of TIMESHARE as set forth on Exhibit A of this Agreement.

Following the reorganization there will be a total of 30,000,000 common shares, US$.001 par value, issued and outstanding in T HOLDINGS and no preferred shares will be issued and outstanding.

Following the reorganization, TIMESHARE will be a wholly owned (100%) subsidiary of T HOLDINGS.

  ARTICLE 2

  The Closing

The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at The Law Offices of Cletha Walstrand 1322 W. Pachua Circle, Ivins, Utah 84738 on or before March 9, 2007 (the “Closing Date”) or at such other place or date and time as may be agreed to by the parties hereto.

The following conditions are a part of this Agreement and must be completed on the Closing Date, or such other date specified by the parties:

(a)	Paul Thompson and Fred Conte, shall be appointed to, and shall be the sole members of, the Board of Directors of T HOLDINGS.

(b)	Paul Thompson, Fred Conte and Lynn Denton shall resign as officers of TIMESHARE and the following shall be appointed as officers of T HOLDINGS:

NAME	POSITION

PAUL THOMPSON	Chief Executive Officer

FREDERICK CONTE	Chief Financial Officer

LYNN DENTON	Secretary

Within 30 days of Closing, the Company agrees to file with the U.S. Securities and Exchange Commission and use its best efforts to make effective, a Registration Statement on Form SB-2 or other appropriate form (“Registration Statement”) to register for resale certain number of shares as agreed upon by all parties prior to Closing. The Parties agree that the T HOLDINGS shares to be issued and the TIMESHARE shares to be delivered to T HOLDINGS for the purpose of this Acquisition shall be held in escrow pending effectiveness of the Registration Statement. Exhibit ”C” hereto is the form of Escrow Agreement to be entered by the parties. Should the Registration Statement not be declared effective by November 1, 2007, this Agreement shall be rescinded and all shares of T HOLDINGS issued to TIMESHARE Shareholders shall be returned to T HOLDINGS and cancelled and the shares of TIMESHARE held by T HODLINGS shall be returned to the TIMESHARE Shareholders. Also, the directors and officers appointed at Closing shall resign.

  ARTICLE 3

  Representations And Warranties Of T HOLDINGS

  T HOLDINGS hereby represents and warrants to TIMESHARE as follows:

T HOLDINGS shall deliver to TIMESHARE, on or before Closing, each of the following:

1.
Financial Statements. Audited financial statements of T HOLDINGS including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows from inception to the latest quarter, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition of T HOLDINGS at the dates thereof. (Schedule A)

2.	Property. An accurate list and description of all property, real or personal, owned by T HOLDINGS of a value equal to or greater than $1,000.00. (Schedule B.)

3.
Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule B (Schedule C) together with a complete and accurate list of all debts, liabilities and obligations of T HOLDINGS incurred or owing as of the date of this Agreement. (Schedule D)

4.
Leases and Contracts. A complete and accurate list of all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which T HOLDINGS is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by T HOLDINGS (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually.

5.
Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of T HOLDINGS for the repayment of borrowed money, including a listing thereof. (Schedule E.)

6.
Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required. (Schedule F.)

7.	Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of T HOLDINGS together with all amendments thereto to the date hereof. (Schedule G.)

8.
Shareholders. A complete list of all persons or entities holding capital stock of T HOLDINGS (as certified by T HOLDINGS’s transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of T HOLDINGS (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H.)

9.	Officers and Directors. A complete and current list of all Officers and Directors of T HOLDINGS, each of whom shall resign effective as of the Closing Date. (Schedule I.)

10.
Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary for each present employee of T HOLDINGS who received $1,000.00 or more in aggregate compensation from T HOLDINGS whether in salary, bonus or otherwise, who is presently scheduled to receive from T HOLDINGS a salary in excess of $1,000.00 during the fiscal year ending December 31, 2006, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. All such employees are “at will” employees of T HOLDINGS. (Schedule J.)

11.
Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of T HOLDINGS threatened, which may materially and adversely affect T HOLDINGS. (Schedule K.)

12.	Tax Returns. Accurate copies of all Federal and State tax returns for T HOLDINGS since inception. (Schedule L.)

13.
Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by T HOLDINGS under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) since inception. (Schedule M.)

14.
Banks. A true and complete list, as of the date of this Agreement, showing (1) the name of each bank in which T HOLDINGS has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N.)

15.
Jurisdictions Where Qualified. A list of all jurisdictions wherein T HOLDINGS is qualified to do business and is in good standing, including a copy of all certificates of good standing or existence, as applicable, that such jurisdictions shall have issued no later than 30 days prior to the date of this Agreement. (Schedule O.)

16.
Subsidiaries. A complete list of all subsidiaries of T HOLDINGS. (Schedule P.) The term “Subsidiary” or “Subsidiaries” shall include corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or similar entities in which T HOLDINGS has an interest, direct or indirect.

17.	Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of T HOLDINGS, if any. (Schedule Q.)

18.
Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which T HOLDINGS may have, other than those listed in the schedule on Union Matters. (Schedule R.)

19.
Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of T HOLDINGS in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

20.
Insurance Policies. A complete and accurate list and a description of all material insurance policies naming T HOLDINGS as an insured or beneficiary or as a loss payable payee or for which T HOLDINGS has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by T HOLDINGS regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming T HOLDINGS as beneficiary covering the business activities of T HOLDINGS (Schedule T.)

21.
Customers. A complete and accurate list (in all material respects) of the customers of T HOLDINGS, including presently effective contracts of T HOLDINGS accounting for the principal revenues of T HOLDINGS, indicating the dollar amounts of gross income of each such customer since inception (including but not limited to subscribers to the services or materials or publications of T HOLDINGS. (Schedule U.)

22.	Licenses and Permits. A complete list of all licenses, permits and other authorizations of T HOLDINGS. (Schedule V.)

Organization, Standing and Power

T HOLDINGS is a corporation duly organized, validly existing and in good standing under the laws of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

Qualification

T HOLDINGS is duly qualified and is licensed as a domestic corporation authorized to do business in each jurisdiction wherein it conducts its business operations where in each jurisdiction the failure to qualify would have a material adverse effect on T HOLDINGS or its business operations.

Capitalization of T HOLDINGS

The authorized capital stock of T HOLDINGS consists of 370,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock, US$.001 par value, of which the only shares issued and outstanding shall be common shares issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) and any relevant registration or qualification provisions of state securities laws or pursuant to valid exemptions therefrom. There are no preemptive rights with respect to the T HOLDINGS stock. There is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of T HOLDINGS.

Authority

The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of T HOLDINGS. This Agreement constitutes the valid and binding obligation of T HOLDINGS enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity. This Agreement has been duly executed by T HOLDINGS and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of T HOLDINGS’s Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, contract, note, bond, court order or instrument to which T HOLDINGS is a party or by which it is bound.

Absence of Undisclosed Liabilities

T HOLDINGS has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto. As of the Closing, T HOLDINGS shall have no assets or liabilities other than those resulting from the acquisition of TIMESHARE.

Absence of Changes

Since inception there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, properties, earnings, business or prospects of T HOLDINGS, except for changes resulting from completion of those transactions described herein.

Tax Matters

All taxes and other assessments and levies which T HOLDINGS is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by T HOLDINGS in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee’s and employer’s share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in this Article 3 include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by T HOLDINGS income or business prior to the Closing Date. Further, T HOLDINGS has timely filed all federal, state and local tax returns it is required to file. Each such return is complete and accurate.

Options, Warrants, Etc.

Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which T HOLDINGS or its shareholders are a party or by which T HOLDINGS or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of T HOLDINGS or any securities representing the right to purchase or otherwise receive any such capital stock of T HOLDINGS. T HOLDINGS has not declared and is not otherwise obligated to pay any dividends, whether in cash, stock or other property.

Title to Assets

Except for liens set forth in Schedule C, T HOLDINGS is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

Agreements in Force and Effect

Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which T HOLDINGS is a party are valid and in full force and effect on the date hereof, and T HOLDINGS has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of T HOLDINGS.

Legal Proceedings, Etc.

Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either T HOLDINGS or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of T HOLDINGS. T HOLDINGS has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

Governmental Regulation

To the knowledge of T HOLDINGS and except as set forth in Schedule K, T HOLDINGS is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of T HOLDINGS.

Brokers and Finders

T HOLDINGS shall be solely responsible for payment to any broker or finder retained by T HOLDINGS for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated herein. T HOLDINGS has not agreed to pay any fees or commissions to any party.

Accuracy of Information

No representation or warranty by T HOLDINGS contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to TIMESHARE pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

Subsidiaries

Except as listed in Schedule P, T HOLDINGS does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of

•	the issued and outstanding stock of any other corporation,

•	the interest in any partnership or joint venture, or

•	the membership interests in any limited liability company.

Consents

Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by T HOLDINGS or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

Improper Payments

Neither T HOLDINGS, nor any person acting on behalf of T HOLDINGS has made any payment or otherwise transmitted anything of value, directly or indirectly, to

•	any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of T HOLDINGS,

•	any customer, supplier or competitor of T HOLDINGS or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for T HOLDINGS, or

•
any political party or any candidate for elective political office nor has any fund or other asset of T HOLDINGS been maintained that was not fully and accurately recorded on the books of account of T HOLDINGS.

Copies of Documents

T HOLDINGS has made available for inspection and copying by TIMESHARE and their duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents that it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. T HOLDINGS has timely filed all reports, notices, forms and other documents, including registration statements, required by it to be filed with the Securities and Exchange Commission. T HOLDINGS is in compliance with the Sarbannes-Oxley Act of 2002 and the regulations promulgated thereunder. Furthermore, all filings by T HOLDINGS with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of T HOLDINGS or adversely affect the objectives of this Agreement with respect to TIMESHARE including, but not limited to, the issuance and subsequent trading of the shares of common stock of T HOLDINGS to be received hereby, subject to compliance by the shareholders of TIMESHARE with applicable law.

Valid Issuance of Securities

The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

Related Party Transactions

No employee, officer or director of T HOLDINGS or member of his or her immediate family is indebted to T HOLDINGS, nor is T HOLDINGS indebted (or committed to make loans or extend or guarantee credit) to any of them. No member of the immediate family of any officer or director of T HOLDINGS is directly or indirectly interested in any material contract with T HOLDINGS.

Foreign Assets Control Regulations

The issuance of the Shares by T HOLDINGS will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, T HOLDINGS

•
is not or will not become a blocked person described in Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049 (2001)) or

•	does not knowingly engage or will not engage in any dealings or transactions, or be otherwise associated, with any such person.

Private Offering by T HOLDINGS

Neither T HOLDINGS nor anyone acting on its behalf has offered the Shares of any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the shareholders of TIMESHARE, each of which has been offered the Shares in a private sale for investment. Neither T HOLDINGS nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance of the Shares to the registration requirements of Section 5 of the Securities Act.

  ARTICLE 4

  Representations And Warranties Of TIMESHARE :

  TIMESHARE and where applicable, each shareholder of TIMESHARE who executes this Agreement, hereby represents and warrants to T HOLDINGS as follows:

TIMESHARE shall deliver to T HOLDINGS, on or before Closing, the following documents of TIMESHARE; and, if applicable, :

1.
Financial Statements. Audited financial statements of TIMESHARE including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows from the fiscal years ended 2005 and 2006. (Schedule AA)

2.	Property. An accurate list and description of all property, real or personal owned by TIMESHARE of a value equal to or greater than $1,000.00. (Schedule BB)

3.
Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule BB. (Schedule CC). A complete and accurate list of all debts, liabilities and obligations of TIMESHARE incurred or owing as of the date of this Agreement. (Schedule CC.1).

4.
Leases and Contracts. A complete and accurate list of all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which TIMESHARE is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by TIMESHARE (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended June 30, 2006 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule DD.)

5.
Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of TIMESHARE for the repayment of borrowed money, including a listing thereof. (Schedule EE.)

6.
Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required. (Schedule FF.)

7.	Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of TIMESHARE, together with all amendments thereto to the date hereof. (Schedule GG.)

8.
Shareholders. A complete list of all persons or entities holding capital stock of TIMESHARE or any rights to subscribe for, acquire, or receive shares of the capital stock of TIMESHARE (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

9.	Officers and Directors. A complete and current list of all officers and Directors of TIMESHARE. (Schedule II.)

10.
Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary or each present employee of TIMESHARE who received $1,000 or more in aggregate compensation from TIMESHARE whether in salary, bonus or otherwise, who is presently scheduled to receive from TIMESHARE a salary in excess of $1,000.00 during the fiscal year ending December 31, 2006, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)

11.
Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of TIMESHARE threatened, which may materially and adversely affect TIMESHARE. (Schedule KK.)

12.	Tax Returns. Accurate copies of all Federal and State tax returns for TIMESHARE for the last five fiscal years, if any. (Schedule LL.)

13.
Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by TIMESHARE under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) for the last five fiscal years. (Schedule MM.)

14.
A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which TIMESHARE has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN.)

15.	Jurisdictions Where Qualified. A list of all jurisdictions wherein TIMESHARE is qualified to do business and is in good standing. (Schedule OO.)

16.
Subsidiaries. A complete list of all subsidiaries of TIMESHARE. (Schedule PP.) The term “Subsidiary” or “Subsidiaries” shall include corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or similar entities in which TIMESHARE has an interest, direct or indirect.

17.	Union Matters. An accurate list and description (in all material respects of union contracts and collective bargaining agreements of TIMESHARE, if any. (Schedule QQ.)

18.
Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which TIMESHARE may have, other than those listed in the schedule on Union Matters. (Schedule RR.)

19.
Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of TIMESHARE in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)

20.
Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming TIMESHARE as an insured or beneficiary or as a loss payable payee or for which TIMESHARE has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by TIMESHARE regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming TIMESHARE as beneficiary covering the business activities of TIMESHARE. (Schedule TT.)

21.
Customers. A complete and accurate list (in all material respects) of the customers of TIMESHARE, including all presently effective contracts of TIMESHARE to be assigned to TIMESHARE, accounting for the principal revenues of TIMESHARE, indicating the dollar amounts of gross revenues of each such customer for the period ended June 30, 2006. (Schedule UU.)

22.	Licenses and Permits. A complete list of all licenses, permits and other authorizations of TIMESHARE. (Schedule VV)

Organization, Standing and Power

TIMESHARE is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease their properties and carry on their business as are now being conducted.

Qualification

TIMESHARE is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations where in each jurisdiction the failure to qualify would have a material adverse effect on TIMESHARE or its business operations.

Capitalization of TIMESHARE

The authorized capital stock of TIMESHARE consists of 2,000,000 shares of Common Stock, US$.001 par value per share, and for each of TIMESHARE shares are issued to the shareholder listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the TIMESHARE stock.

Authority

The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Shareholders and the Board of Directors, on the part of TIMESHARE. This Agreement constitutes the valid and binding obligation of TIMESHARE, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity. This Agreement has been duly executed by TIMESHARE and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of TIMESHARE’s Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, note, bond, court order or instrument to which TIMESHARE is a party or by which it is bound.

Absence of Undisclosed Liabilities

TIMESHARE has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

Absence of Changes

Since September 30, 2006, there has not been any material adverse change in the condition (financial or otherwise), assets, properties, liabilities, earnings or business of TIMESHARE, except for changes resulting from completion of those transactions described in Article 5.

Tax Matters

All taxes and other assessments and levies which TIMESHARE is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by TIMESHARE in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee’s and employer’s share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Article 4 include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by TIMESHARE income or business prior to the Closing Date. Further, TIMESHARE has timely filed all federal, state and local tax returns it is required to file. Each such return is complete and accurate.

Options, Warrants, etc.

Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which TIMESHARE or its shareholders are a party or by which TIMESHARE or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of TIMESHARE or any securities representing the right to purchase or otherwise receive any such capital stock of TIMESHARE. TIMESHARE has not declared and is not otherwise obligated to pay, any dividends whether in cash, stock or other property.

Title to Assets

Except for liens set forth in Schedule CC, TIMESHARE is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

Agreements in Force and Effect

Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which TIMESHARE is a party are valid and in full force and effect on the date hereof, and TIMESHARE has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of TIMESHARE.

Legal Proceedings, Etc.

Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or to the knowledge of TIMESHARE, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of TIMESHARE. TIMESHARE has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

Governmental Regulation

To the knowledge of TIMESHARE and except as set forth in Schedule KK, TIMESHARE is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of TIMESHARE.

Broker and Finders

TIMESHARE shall be solely responsible for payment to any broker or finder retained by TIMESHARE for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated herein.

Accuracy of Information

No representation or warranty by TIMESHARE contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to T HOLDINGS pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

Subsidiaries

Except as listed in Schedule PP, TIMESHARE does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of

•	the issued and outstanding stock of any other corporation,

•	the interest in any partnership or joint venture, or

•	the membership interests in any limited liability company.

Consents

Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by TIMESHARE or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

Improper Payments

No person acting on behalf of TIMESHARE has made any payment or otherwise transmitted anything of value, directly or indirectly, to

•	any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of TIMESHARE, or

•
any political party or any candidate for elective political office, nor has any fund or other asset of TIMESHARE been maintained that was not fully and accurately recorded on the books of account of TIMESHARE.

Copies of Documents

TIMESHARE has made available for inspection and copying by T HOLDINGS and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all material documents that it has filed with any governmental agency and that is material to the terms and conditions contained in this Agreement. Furthermore, all filings by TIMESHARE with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of TIMESHARE or adversely affect the objectives of this Agreement.

Investment Intent of Shareholders

Each shareholder of TIMESHARE represents and warrants to T HOLDINGS that the shares of T HOLDINGS being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

  ARTICLE 5

Conduct And Transactions Prior To The Effective Time Of The Acquisition

Conduct and Transactions of T HOLDINGS.

During the period from the date hereof to the date of Closing, T HOLDINGS shall:

•
Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns (which shall be complete and accurate) required to be filed and paying all taxes due;

•	Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

•	T HOLDINGS shall not during such period, except in the ordinary course of business, without the prior written consent of TIMESHARE:

o	Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

o	Except as otherwise contemplated or required by this Agreement, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

o
Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

o	Make any material change in its insurance coverage;

o	Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees;

o	Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization;

o	Make any capital expenditures.

Conduct and Transactions of TIMESHARE.

During the period from the date hereof to the date of Closing, TIMESHARE shall:

•	Obtain an investment letter from each shareholder of TIMESHARE in a form substantially similar to the one attached hereto as Exhibit B.

•	Conduct the operations of TIMESHARE in the ordinary course of business.

•	TIMESHARE shall not during such period, except in the ordinary course of business, without the prior written consent of T HOLDINGS:

o	Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of TIMESHARE;

o	Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

o
Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

o	Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization;

o	Make any material capital expenditures in excess of $1,000.00.

o	Allow any of the foregoing actions to be taken by any subsidiary of TIMESHARE.

  ARTICLE 6

  Rights Of Inspection

During the period from the date of this Agreement to the date of Closing of the acquisition, T HOLDINGS and TIMESHARE agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of T HOLDINGS and TIMESHARE, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations:

▪	they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and

▪
such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, T HOLDINGS and TIMESHARE will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

ARTICLE 7

Conditions To Closing

Conditions to Obligations of TIMESHARE. The obligation of TIMESHARE to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by TIMESHARE.

Representations and Warranties

There shall be no information disclosed in the schedules delivered by T HOLDINGS which in the opinion of TIMESHARE would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of T HOLDINGS set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

Performance of Obligations

T HOLDINGS shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and T HOLDINGS shall have complied in all material respects with the course of conduct required by this Agreement.

Corporate Action

T HOLDINGS shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for TIMESHARE that T HOLDINGS has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

Consents

Execution of this Agreement by the shareholders of TIMESHARE and any consents necessary for or approval of any party listed on any Schedule delivered by T HOLDINGS whose consent or approval is required pursuant thereto shall have been obtained.

Financial Statements

TIMESHARE shall have been furnished with audited financial statements of T HOLDINGS including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flow from inception. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of T HOLDINGS as of December 31, 2006.

Statutory Requirements

All statutory requirements for the valid consummation by T HOLDINGS of the transactions contemplated by this Agreement shall have been fulfilled.

Governmental Approval

All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by T HOLDINGS for consummation of the transactions contemplated by this Agreement shall have been obtained. All filings, including filings with the Securities and Exchange Commission, shall have been made or if required to be made promptly upon consummation of this Agreement, a copy of such proposed filings, including Form 8-K or otherwise in connection with this transaction, shall have been provided by T HOLDINGS to TIMESHARE for its approval prior to the filing of the Form 8-K or other required filings.

Changes in Financial Condition of T HOLDINGS

There shall not have occurred any material adverse change in the financial condition or in the operations of the business of T HOLDINGS, except expenditures in furtherance of this Agreement.

Absence of Pending Litigation

T HOLDINGS is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement, the consummation of the transactions contemplated hereunder.

Authorization for Issuance of Stock

TIMESHARE shall have received in form and substance satisfactory to counsel for TIMESHARE a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of T HOLDINGS to issue stock certificates with the appropriate legend relating to the restricted nature of the shares under the Securities Act and representing ownership of T HOLDINGS common stock to TIMESHARE shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

Conditions to Obligations of T HOLDINGS

The obligation of T HOLDINGS to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by T HOLDINGS.

Representations and Warranties

There shall be no information disclosed in the schedules delivered by TIMESHARE, which in the opinion of T HOLDINGS, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of TIMESHARE set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

Performance of Obligation

TIMESHARE shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing, and TIMESHARE shall have complied in all respects with the course of conduct required by this Agreement.

Corporate Action

TIMESHARE shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for T HOLDINGS that TIMESHARE has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

Consents

Any consents necessary for or approval of any party listed on any Schedule delivered by TIMESHARE, whose consent or approval is required pursuant thereto, shall have been obtained.

Financial Statements

T HOLDINGS shall have been furnished with audited financial statements of TIMESHARE including, but not limited to, balance sheets, income statements, statements of stockholders equity and statements of cash flows from the fiscal years ended December 31 2005 and 2006

StatutoryRequirements

All statutory requirements for the valid consummation by TIMESHARE of the transactions contemplated by this Agreement shall have been fulfilled.

Governmental Approval

All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by TIMESHARE for consummation of the transactions contemplated by this Agreement shall have been obtained.

Employment Agreements

Existing TIMESHARE employment agreements will have been delivered to counsel for T HOLDINGS.

Changes in Financial Condition of TIMESHARE

There shall not have occurred any material adverse change in the financial condition or in the operations of the business of TIMESHARE, except expenditures in furtherance of this Agreement.

Absence of Pending Litigation

TIMESHARE is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

Shareholder Approval

The TIMESHARE shareholders shall have approved the Agreement and Plan of Reorganization.

ARTICLE 8

Matters Subsequent To Closing

Covenant of Further Assurance

The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement. T HOLDINGS agrees to have filed with the Securities and Exchange Commission a Form 8-K within the prescribed period therein reflecting the terms of this transaction with a subsequent amendment thereto to be filed within the prescribed period to contain the required financial statements of TIMESHARE.

ARTICLE 9

Nature And Survival Of Representations

All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by T HOLDINGS or TIMESHARE pursuant hereto, or otherwise adopted by T HOLDINGS, by their written approval, or by TIMESHARE by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by T HOLDINGS or TIMESHARE as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

ARTICLE 10

Termination Of Agreement And Abandonment Of Reorganization

Termination

Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

(1)	By mutual written consent of the Boards of Directors of T HOLDINGS and TIMESHARE.

(2)	By the Board of Directors of T HOLDINGS if any of the conditions set forth in Article 7 shall not have been satisfied by the Closing Date.

(3)	By the Board of Directors of TIMESHARE if any of the conditions set forth in Article 7 shall not have been satisfied by the Closing Date.

Termination of Obligations and Waiver of Conditions; Payment of Expenses

In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

ARTICLE 11

Exchange Of Shares; Fractional Shares

Exchange of Shares

At the Closing, T HOLDINGS shall issue a letter to the transfer agent of T HOLDINGS with a copy of the resolution of the Board of Directors of T HOLDINGS authorizing and directing the issuance of T HOLDINGS shares as set forth on Exhibit A to this Agreement. Any fractional shares of T HOLDINGS issued as a result of this exchange shall be rounded up to the next whole number of shares.

Restrictions on Shares Issued to Shareholders

Due to the fact that Shareholders will receive shares of T HOLDINGS common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of T HOLDINGS will contain the following legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that such registration is not required.

ARTICLE 12

Miscellaneous

Construction

This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding the conflicts of laws.

Notices

All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

If to Timeshare Holdings, Inc.	If to Timeshareloans.com, Inc.

Paul Thompson	Paul Thompson

2350 S. Jones Blvd. Suite 101	2350 S. Jones Blvd. Suite 101

Las Vegas, Nevada 89146	Las Vegas, Nevada 89146

With copies to:	With copies to:

Cletha Walstrand, Esq.	Cletha Walstrand, Esq.

1322 W. Pachua Circle	1322 W. Pachua Circle

Ivins, Utah 84738	Ivins, Utah 84738

Amendment and Waiver

The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

(1)	Extend the time for the performance of any of the obligations of the other;

(2)	Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

(3)	Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

(4)	Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Article 12 shall be valid if authorized or ratified by the Board of Directors of such party.

Remedies not Exclusive

No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by T HOLDINGS shall not constitute a waiver of the right to pursue other available remedies.

Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Benefit

This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of T HOLDINGS, TIMESHARE and their shareholders.

Entire Agreement

This Agreement and the Schedules and Exhibits attached hereto and Schedules and Exhibits previously submitted and agreed to and not attached because of physical bulk , represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

Expenses

TIMESHARE shall bear all expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

Captions and Section Headings

Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

For: Timeshare Holdings, Inc.	For: Timeshareloans.com, Inc.
/s/ Paul Thompson	/s/ Paul Thompson
Paul Thompson	Paul Thompson
Title: Director	Title: President & CEO

Exhibit A: Shareholder Data and Acknowledgments of T HOLDINGS Shareholders

By execution below, each of the undersigned hereby approves the Agreement and Plan of Reorganization with T HOLDINGS and undersigned hereby represents and warrants that the undersigned has read the Agreement and Plan of Reorganization with T HOLDINGS and understands its terms and conditions. By execution below, each of the undersigned acknowledges and agrees to the specified surrender of shares and directsthat shares be issued as provided.

--REST OF PAGE LEFT BLANK ON PURPOSE--

Share to be Surrender	Shares to be Issued	Recipient and Address

1. 670,995	10,311,000	The Thompson Family Trust 16842 von Karman Ave. Bldg. 400 2nd floor Irvine, CA 92606

2. 426,996	6,514,000	The Frederick H. Conte and Bernadette R. Conte Family Trust, dated December 8, 1994 P.O. Box 70357 Las Vegas, NV 89170

3. 48,800	750,000	Lynn Denton 3456 Quadrel Street Las Vegas, NV 89129

4. 12,200	93,000	The Robinson Family Trust 20121 Shorewood Circle Huntington Beach, CA 92646

5. 6,771	101,000	Wells Fargo Bank IRA C/F James I. Van Hooser 2501 Tanbark Court Las Vegas, NV 89108

6. 5,000	75,000	Charles M. McCallion

7. 5,000	75,000	The TAG Group, Inc. 63 E. Agate Ave #508 Las Vegas, NV 89123

8. 2,719	21,000	John C. and Marcia J. Conte 85 Teeter Rd. Ithaca, NY 14850

9. 2,719	21,000	Cindy Louise Gagliano-Warren and John Warren 11305 Loch Lomond Los Alamitos, CA 90720

10. 500	10,000	Don R. Jacobs 16 Pizon Rancho Santa Margarita, CA 92688

11. 500	10,000	Madelon Louise Murray 1996 Revocable Trust 36 Colorado Blvd Eastsound, WA 98245

12. 817,800	19,000	Treasury/Investors

13. (zero)	4,500,000	LEA Management Group LLC

14. (zero)	25,000	TAG

15. (zero)	25,000	McCallion

16. (zero)

17. (zero)

18. (zero)

19. (zero)

20. (zero)

21. (zero)

Paul Thompson for
The Thompson Family Trust & Timeshare.com

Fred & Bernadette Conte for The Frederick H. Conte andBernadette R. Conte Family Trust, dated December 8, 1994

Lynn Denton

Cricket Robinson for The Robinson Family Trust

James VanHooser for Wells Fargo Bank IRA C/F James I. VanHooser

Charles M. McCallion

Gary Tadych for The TAG Group, Inc.

John & Marcia J. Conte

Cindy Louise Gagliano- Warren & John Warren

Don R. Jacobs

Madie Murray for Madelon Louise Murray 1996 Revocable Trust

2,500 2,500 1,281,667 1,281,667 1,281,666 3,600,000	Jacobs MurrayThe Floating Feather Holdings, Inc. Fisher McDaniel PR/IR firm

________________________
Charles M. McCallion

________________________
Gary Tadych for The TAG
Group, Inc.

________________________
John and Marcia J. Conte

________________________
Cindy Louise Gagliano-
Warren & John Warren

________________________
Don R. Jacobs

________________________
Madie Murray for Madelon
Louise Murray 1996
Revocable Trust

EXHIBIT B: SUBSCRIPTION AGREEMENT
SUBSCRIPTION AGREEMENT

Timeshare Holdings, Inc
2350 South Jones Blvd., Suite 101, Las Vegas, Nevada 89146

THIS SUBSCRIPTION AGREEMENT made this _____day of ______________, 2007 by and between Timeshare Holdings Inc., a Nevada corporation (hereinafter “Issuer” or “Company”), and the undersigned Subscriber (hereinafter “Subscriber”), who, for and in consideration of the mutual promises and covenants set forth herein, do hereto agree as follows:

1. Subscription. The Subscriber hereby subscribes for 1,000 Shares (hereinafter “Shares” or “securities”) of the Company, at a price of $.10 per Share, and herewith tenders to the Issuer a bank check for the subscription in the amount of $100.00, which the Subscriber tenders herewith as payment for the Shares. Each Share consists of one share of $.001 par value common stock of the Company. This Subscription Agreement (hereinafter “Subscription”) is an irrevocable offer by the Subscriber to subscribe for the securities offered by the Issuer, and, subject to the terms hereof, shall become a contract for the sale of said securities upon acceptance thereof by the Issuer.
2. Acceptance. This Subscription Agreement is made subject to the Issuer’s discretionary right to accept or reject the Subscription herein. The Subscriber will be notified upon closing of the offering whether the Subscription has been accepted. If the Issuer for any reason rejects this Subscription, the Subscription will be refunded in full, without interest, and this Subscription Agreement shall be null, void and of no effect. Acceptance of this Subscription by the Issuer will be evidenced by the execution hereof by an officer of the Issuer.

3. Subscriber Representations. The Subscriber hereby represents, warrants and agrees that:

(a) The Subscriber has had an opportunity to ask questions and receive information from the Company.

(b) The Subscriber’s representations in this Agreement are complete and accurate to the best of the Subscriber’s knowledge, and the Company and any sales agent may rely upon them. The Subscriber will notify the Company and any such agent immediately if any material change occurs in any of this information before the sale of the Shares.

(c) The Subscriber is an "accredited investor" as defined by Regulation D as set forth below;

According to Rule 501(a) of Regulation D, "accredited investor" means any person who comes within any of the following categories, or who the Issuer reasonable believes comes within any of the following categories, at the time of the sale of the Shares to that person:

(i) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a State or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ii) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(iii) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of that issuer;

(v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(vi) Any natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 30.506(b)(2)(ii); and

(viii) Any entity in which all of the equity owners are accredited investors.

(d) The Subscriber is able to bear the economic risk of an investment in the securities for an indefinite period of time, can afford to risk the loss of the entire investment in the securities, and will, after making an investment in the securities, have sufficient means of providing for current needs and possible future contingencies without reliance upon this investment. Additionally, the Subscriber’s overall commitment to investments that are not readily marketable is not disproportionate to the Subscriber’s net worth and this Subscription will not cause such overall commitment to become excessive.

(e) The Subscriber understands and acknowledges that the securities are being offered and sold in reliance upon an exemption from registration under Section 4(6) under the Securities Act of 1933 (hereinafter “Securities Act”), and are therefore subject to the limitations on resale pursuant to Rule 144. Further the Subscriber understands the securities subscribed for herein are being acquired for the Subscriber’s own account and risk, and not on behalf of any other person and are being purchased by the Subscriber for investment and not with a view to the distribution of the securities. The Subscriber is aware that although there are no legal restrictions on the transferability of the securities, the Subscriber must register the securities or have an exemption from registration before the Subscriber may resell the securities. Further the Subscriber understands, there is presently a very limited public market for the securities and no assurance of a future public market for the securities, and, accordingly, it is unlikely that the Subscriber will be readily able to liquidate an investment in the securities.

The undersigned understands that the securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an "underwriter" within the meaning of the Securities Act. It is understood that the definition of an "underwriter" focuses on the concept of "distribution" and that any subsequent disposition of the subject securities can only be effected in transactions that are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, an a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act. After one year from the later of the date the securities are acquired from the Issuer or an affiliate of the Issuer and the full purchase price or other consideration is paid, all as calculated in accordance with rule 144(d), sales of the securities in reliance on rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), it can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

The undersigned acknowledges that the securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the Issuer is under no obligation to register the securities under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to be it in writing; if rule 144 is available, and no assurance is given that it will be, initially only routine sales of such securities in limited amounts can be made in reliance on rule 144 in accordance with the terms and conditions of that rule; the Issuer is under no obligation to the undersigned to make rule 144 available, compliance with regulation A or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such securities without registration under the Securities Act; the Issuer's registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the securities; and the certificate representing the securities will bear a legend in substantially the following form so restricting the sale of such securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The Issuer may refuse to register transfer of the securities in the absence of compliance with rule 144 unless the undersigned furnishes the Issuer with a "no-action" or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the Issuer stating that the transfer is proper; further, unless such letter or opinion states that the securities are free of any restrictions under the Securities Act, the Issuer may refuse to transfer the securities to any transferee who does not furnish in writing to the Issuer the same representations and agree to the same conditions with respect to such securities as are set forth herein. The Issuer may also refuse to transfer the securities if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

(f) The Subscriber hereby agrees that he does not have the right to cancel this Subscription Agreement, which shall survive the death, disability, or the cessation of existence as a legal entity, of the Subscriber. Further, the Subscriber agrees that he does not have the right, and will not attempt, to transfer his interest herein.

(g) The Subscriber has had access to any and all information concerning the Issuer whom the Subscriber and the Subscriber’s financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. In making the decision solely upon their own independent investigations, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder and understand that the particular tax consequences arising from this investment in the Issuer will depend upon the Subscriber’s individual circumstances. The Subscriber further understands that no opinion is being given as to any securities matters involving the offering.

(h) The Subscriber shall indemnify and hold the Issuer harmless from all costs and expenses, including reasonable attorney’s fees, incurred by the Issuer as a result of a breach hereof by the Subscriber. Further, all of the representations and warranties of the Subscriber contained herein and all information furnished by the Subscriber to the Issuer are true, correct and complete in all respects, and the Subscriber agrees to notify the Issuer immediately of any change in any representation, warranty or other information set forth herein.

(i) The Subscriber has been given the unrestricted opportunity to ask questions of, and receive answers from the Issuer, or persons acting on its behalf, concerning the terms and conditions of, and all other matters relating to the offering, and has been given the unrestricted opportunity to obtain such additional information with respect to the offering as he has desired, including, but not limited to, any additional information necessary to verify the accuracy of the information set forth in the attached documentation. The undersigned has carefully read all material identified as being attached hereto and has no further questions with respect thereto.

(j) The Subscriber knows that the securities subscribed for herein are offered and sold pursuant to exemptions from registration and the Securities Act of 1933, and state securities law based, in part, on these warranties and representatives, which are the very essence of this Subscription Agreement, and constitute a material part of the bargained-for consideration without which this Agreement would not have been executed.

(k) By reason of the Subscriber’s business or financial experience, the Subscriber has the capacity to protect his own interest in connection with this transaction or has a pre-existing personal or business relationship with the company or one or more of its officers, directors or controlling persons consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of such person with whom such relationship exists.

(l) This Agreement when fully executed and delivered to the Company will constitute a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms. The Subscriber, if it is a partnership, joint venture, corporation, trust or other entity, was not formed or organized for the specific purpose of acquiring the Shares. The purchase of the Shares by the Subscriber, if it is an entity investor, is a permissible investment, declaration of trust or other similar charter document, and has been duly approved by all requisite action by the entity’s owners, directors, officers or other authorized managers. The person signing this document and all documents necessary to consummate the purchase of the Shares has all requisite authority to sign such document on behalf of the Subscriber, if it is an entity investor.

(m) In connection with this offering the Subscriber has received certain information from the Company which the Subscriber has reviewed and is familiar with the contents. The Subscriber has not duplicated or distributed this information to anyone other than his Purchaser Representative or other personal advisors, and will not do so in the future.

(n) The Shares offered hereby were not offered to the Subscriber by way of general solicitation or general advertising and at no time was the Subscriber presented with or solicited by means of any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement.

4. Governing Law. The laws of the state of Nevada shall govern this Subscription.

5. Entire Agreement. This Subscription Agreement together with any other documents executed contemporaneously herewith, constitute the entire agreement between the parties with respect to the matters covered thereby, and may only be amended by a writing executed by all parties hereto.

6. Survival of Representations. The representations, warranties, acknowledgments and agreements made by the Subscriber shall survive the acceptance of this Subscription and run in favor of, and for the benefit of, the Issuer.

7. Waiver. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing. No waiver of a breach of, or default under, any provision hereof shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. Notices. Except as otherwise required in this Agreement, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the last known address of the party.

10. Non-Assign Ability. The obligations of the Subscriber hereunder shall not be delegated or assigned to any other party without the prior written consent of the Company.

11. Expenses. Each party shall pay all of its costs and expenses that it incurs with respect to the negotiation, execution and delivery of this Agreement.

12. Form of Ownership. Please indicate the form of ownership that the Subscriber desires for the Shares:

____ Individual
____ Joint Tenants with Right of Survivorship
____ Tenants in Common
____ Community Property
____ Trust
____ Corporation
____ Partnership
____ Other: _____________________________

INDIVIDUAL(S) SIGN HERE: SUBSCRIBER:

(Signature)

____________________________________________
(Print Name)
Date: ________________________________________

ACCEPTED: COMPANY

By: _________________________________________

Date: ___________________

Number of Shares Subscribed
For Purchase: *1,000*

EXHIBIT “C” ESCROW AGREEMEN

  ESCROW AGREEMENT

THIS ESCROW AGREEMENT, made and entered into as of this 9th___ day of March__________, 2007 (this "Agreement"), by and among TIMESHARE HOLDINGS, INC. (“THoldings”), TIMESHARELOANS.COM, INC. (“TShare”), the SHAREHOLDERS of TShare, (“Shareholders”) and Cletha A. Walstrand, P.C., (hereinafter referred to as the "Escrow Agent").

W I T N E S S E T H:

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Appointment of Escrow Agent. The Parties hereby appoint Cletha A. Walstrand, P.C. as Escrow Agent in accordance with the terms and conditions of this Agreement and Cletha A. Walstrand, P.C. hereby accepts such appointment as Escrow Agent.

2. Deposit of Escrow Property. THoldings has caused to be deposited with the Escrow Agent and to be held at her office (1322 W. Pachua Circle Ivins, UT 84738) the amount of  _30,000,000 ( thirty million)________________________ restricted common shares of THoldings, and TShare has caused to be deposited with the Escrow Agent and to be held at her office (1322 W. Pachua Circle Ivins, UT 84738) the amount of __2,000,000 (two million)____________________  restricted common shares of TShare which represents 100% of the issued and outstanding shares of TShare, (collectively, the “Escrow Property”) in connection with:

(a) the Agreement and Plan of Reorganization dated March 9,_____________, 2007 between THoldings, TShare and the Shareholders, (the
 “Reorganization Agreement”).

3. Release or Termination of Escrow. The parties hereto expressly agree that the escrow created by this Agreement shall operate and work as follows and the Escrow Agent covenants and agrees to hold, record, and distribute the Escrow Property pursuant to the provisions of this Paragraph 3.

(a) Upon effectiveness of the SB-2 Registration Statement for THoldings to be filed with the Securities and Exchange Commission and within 10 business days therefrom, Escrow Agent is authorized to release the Escrow Property as follows:

1. THoldings shares are to be distributed to Shareholders pursuant to Exhibit A of the Reorganization Agreement; and

2. TShare shares are to be released to THoldings.

(b) Unless otherwise agreed in writing by the parties, in the event the SB-2 Registration Statement is not declared effective by the Securities and    Exchange Commission by November 1, 2007______________, the  Escrow Property shall be released to its original owner as follows:

1. THoldings shares are to be returned to THoldings; and

2. TShare shares are to be returned to TShare

4. Termination of Escrow. Upon the delivery and transfer of the Escrow Property as provided in Paragraph 3, provided, however, that Sections 5 through 12 hereof shall survive such expiration and termination.

5. Dispute Among Parties. In the event that a dispute arises among the parties hereto with respect to the terms of this Escrow Agreement or any other matter related hereto, and such dispute between the parties hereto is sufficient, in the sole and exclusive discretion of the Escrow Agent, to justify its doing so, the Escrow Agent shall tender into the registry or custody of any court of competent jurisdiction the Escrow Property, together with such legal pleadings as it deems appropriate, and thereupon shall be discharged from all further duties and liabilities under this Escrow Agreement.

6. Further Assurances. At any time and from time to time the parties agree to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes and intent of this Agreement.

7. Reliance by the Escrow Agent on Third Parties. In performing its obligations hereunder, the Escrow Agent may act in reliance upon any instrument or signature in good faith believed by it to be genuine, and the Escrow Agent may assume that any person purporting to give a notice, request, consent or instruction or acknowledge receipt in connection with the provisions hereof has been duly authorized to do so and that the same is properly made or given. The Escrow Agent may rely upon any order, judgment, certification, demand or other writing delivered to it without being required to determine the propriety or validity thereof or of the service thereof or the jurisdiction of any court.

8. Escrow Agent Resignation. The Escrow Agent may resign and thereupon be discharged of its duties as Escrow Agent hereunder by giving written notice thereof to the parties hereto. Such resignation shall not take effect until the expiration of 30 calendar days after the giving of such notice or the earlier receipt by the resigning Escrow Agent of an instrument of acceptance executed by a successor escrow agent and subscribed and consented to by each of the parties hereto and the delivery by the resigning Escrow Agent to such successor of all Escrow Property then held by the resigning Escrow Agent hereunder or if no successor is appointed, by delivery of such Escrow Property to a court of competent jurisdiction and it shall thereby be discharged of its duties and responsibilities hereunder, the parties hereto hereby consenting and submitting to the personal jurisdiction of said court and agreeing to waive all rights to contest said jurisdiction in connection with any such action by the resigning Escrow Agent or any matter arising out of this Agreement or in connection therewith. In the event that the Escrow Agent shall resign and be discharged as aforesaid, the resigning Escrow Agent shall be free to act as counsel to a party hereto or any of its affiliates or shareholders with respect to any and all actions and disputes in which such party or any of its affiliates or shareholders may have an interest adverse to that of the other parties. The parties hereby acknowledge their awareness that the Escrow Agent has acted as counsel to the Company and its affiliated persons or entities and hereby waive any objection to any past or future representation.

9. Escrow Agent's Duties. The Escrow Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action otherwise than in accordance with the terms hereof and shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion in any particular manner or for any other reason, except for its gross negligence or willful neglect.

10. Liability of Escrow Agent; Legal Process.

  (a)  The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or supersession of this Agreement, unless the same shall be in writing and signed by the parties hereto. In the event of any controversy or dispute arising hereunder or with respect to the construction hereof or any action to be taken by the Escrow Agent hereunder, the Escrow Agent shall not incur any liability for any action or omission to act by it in good faith. The good faith of the Escrow Agent shall be conclusively presumed with respect to any action or omission taken by it in accordance with the advice of independent counsel selected by such Escrow Agent.

(b) The Escrow Agent may institute or defend any action or legal process involving any matter referred to herein which in any manner affects such Escrow Agent or its obligations or liabilities hereunder, as the case may be, but shall not be required to institute or defend such action or process unless or until requested to so do by all of the affected parties hereunder (other than any party who has instituted such action), and then only upon receiving full indemnity of an amount and of such character as the Escrow Agent shall require, against any and all claims, liabilities, judgments, attorneys' fees and other expenses of every kind in relation thereto.

11. Indemnification of Escrow Agent.  Each, THoldings, TShare and Shareholders jointly and severally agree to save harmless, defend and indemnify the Escrow Agent against any and all losses, liabilities, claims, costs, damages, judgments, attorneys' fees, expenses, obligations, taxes, assessments, actions, suits or charges made against the Escrow Agent or which it may incur or sustain in carrying out its responsibilities hereunder, otherwise than as a result of its gross negligence or willful neglect.

12. Notices. All notices, demands, requests and communications required or contemplated hereunder shall be effective only if given in writing and shall be deemed to have been given when delivered by personal service or sent by nationally recognized express delivery service or express mail, or three days after being deposited in the mail and sent by registered or certified mail, postage prepaid, addressed, in the in case of express delivery or mail, as follows:

If to Escrow Agent:

Cletha A. Walstrand, P.C.
1322 Pachua
Ivins, UT 84738
Facsimile: 435-688-7318

If to THoldings:
Paul Thompson, CEO
2350 S. Jones Blvd. Suite 101
Las Vegas, Nevada 89146

If to TShare:
Paul Thompson, CEO
2350 S. Jones Blvd. Suite 101
Las Vegas, Nevada 89146

If to Shareholders:
c/o Fred Conte
2350 S. Jones Blvd. Suite 101
Las Vegas, Nevada 89146

13. Disclaimer. The Escrow Agent is to be considered and regarded as a depository only, and shall not be responsible or liable for the sufficiency or correctness as to form, manner of execution, validity or enforceability of any instrument deposited under this Agreement, nor as to the identity, authority, or rights of any person executing the same; and its duties hereunder shall be limited to the safekeeping of the Escrow Property received by it as Escrow Agent and for the transfer and delivery of the same in accordance with this Agreement.

14. Miscellaneous.

14.1 No Third-Party Beneficiary. Nothing in this Agreement expressed or implied is intended or shall be construed upon or given to any person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

14.2 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the extent permitted by law.

14.3 Successors and Assigns. The provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, administrators, and assigns.

14.4 No Waiver. No course of dealing between any of the parties hereto and no delay or failure in exercising any rights hereunder shall operate as a waiver of or otherwise prejudice any rights of a party hereunder.

14.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

14.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written Agreement, representations, promises or course of dealings.

14.7 Amendments and Waivers. Neither this Agreement nor any of the terms hereof may be terminated, amended or waived orally, but only by an instrument in writing executed by the parties hereto.

14.8 Headings, etc.  The headings of the various subdivisions of this Agreement are for convenience of reference only and shall not define nor limit or otherwise affect any of the terms or provisions hereof. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

14.9 Jurisdiction; Service. (a) It is hereby irrevocably agreed that all actions, suits or proceedings between the parties hereto arising out of, in connection with or relating to this Agreement, or the interpretation, performance or breach thereof, shall be exclusively heard and determined in, and the parties do hereby irrevocably submit to the exclusive jurisdiction of the state of Nevada. The parties also agree that a final judgment in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereby unconditionally waive any objection which either of them may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in any of the aforesaid courts, and waive any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto further agree that service of process in any such action, suit or proceeding shall be made in the manner herein provided for the service of notices, agree to consent to and accept such service of process, and waive their rights to statutory service of process.

(b) Notwithstanding clause (a), a party may institute and prosecute to judgment in any court of competent jurisdiction, an action, suit or proceeding to enforce any judgment rendered pursuant to clause (a).

14.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Fee. TIMESHARE HOLDINGS, INC. agrees to pay the Escrow Agent a fee of $500 at commencement of this Agreement and $500 at termination of this Agreement.

[Counterpart Signature Page to Escrow Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first set forth above.

Timeshare Holdings, Inc.

By: Paul Thompson

Name: Paul Thompson
Title: Chief Executive Officer

Timeshareloans.com, Inc.

By: Paul Thompson

Name: Paul Thompson
Title: President

Cletha A. Walstrand, P.C.

By: Cletha A. Walstrand

Name: Cletha A. Walstrand
Title: President